EXHIBIT 10.2

SECOND AMENDMENT TO THE LOAN AGREEMENT

THIS SECOND AMENDMENT TO THE LOAN AGREEMENT (the “Second Amendment”), dated September 4, 2009 is between SOVEREIGN BANK, a federal savings bank with a usual office at 1350 Main Street, Springfield, Massachusetts (hereinafter referred to as the “Lender”), and OMEGA FLEX, INC., a Pennsylvania corporation with an usual place of business and mailing address at 213 Court Street, Suite 701, Middletown, Connecticut (hereinafter referred to as the “Borrower”).

RECITALS

On or about September 4, 2007, the Borrower and the Bank entered into various commercial credit relationships evidenced by and including, without limitation: (i) a Revolving Line of Credit Note in the original principal amount of up to $7,500,000 (the “Note”); (ii) the Loan Agreement dated September 4, 2007 (the “Loan Agreement”); and (iii) other loan documents executed by the Borrower dated September 4, 2007 in favor of the Bank.

Pursuant to the letter agreement dated September 2, 2008, the Bank agreed to extend the term of the Note and the Loan Agreement until September 18, 2008.

Pursuant to a First Amendment to the Loan Agreement dated September 4, 2008, the Borrower and the Bank agreed to extend the term of the Note for an additional one (1) year period to September 4, 2009 and to provide for certain commitment fees and unused fees.

The Borrower and the Bank have recently agreed to extend the “Maturity Date” of the Note through September 1, 2010, to provide for certain commitment fees and unused fees and to modify the interest rate as provided for in the Second Allonge to Revolving Line of Credit Note.

Consequently, the Bank and the Borrower have agreed that the Borrower will execute and deliver to the Bank: (i) this Second Amendment, which amends the Loan Agreement; and (ii) a Second Allonge to the Revolving Note.

AGREEMENT

In furtherance of the foregoing and in consideration of the mutual promises contained herein, the parties agree to amend the Loan Agreement, as follows:

1.         Terms not otherwise defined in this Second Amendment shall have the same meanings as set forth in the Loan Agreement.

2.         In consideration of extending the term of the Loan until September 1, 2010, upon execution of this Second Amendment the Borrower shall pay to the Bank a commitment fee of Five Thousand Dollars ($5,000.00). As further inducement for the Lender to enter into this

Second Amendment and extension of the Loan term, Borrower shall pay on a quarterly basis commencing December 4, 2009, a fee (the “Line Fee”) equal to 0.175% of the average daily unused portion of the Revolving Loan for the immediately prior quarter. The average daily unused portion is an amount equal to the difference between the maximum loan amount set forth in Section 1.1 of the Loan Agreement and the average daily outstanding balance of the loan made pursuant to Section 1.1 thereof for such quarter. The Line Fee will be charged to the account of Borrower when due.

3.         Section 7 of the Loan Agreement entitled: “Defined Terms´ is hereby amended or modified by deleting those definitions enumerated below and substituting the following in place thereof:

“Loan Documents” also means this Loan Agreement dated September 4, 2007, as amended by a First Amendment to the Loan Agreement dated September 18, 2008, the First Allonge to Revolving Line of Credit Note dated September 18, 2008, the Second Amendment to Loan Agreement dated September 4, 2009 and the Second Allonge to Revolving Line of Credit Note dated September 4, 2009.”

4.         Schedule A to the Agreement is hereby modified by deleting the date of “September 4, 2009” and substituting therefor the date of “September 1, 2010”.

5.         The Loan shall be subject to all of the terms and conditions set forth in the Loan Agreement and shall also be subject to such further terms and conditions as are set forth in this Second Amendment. Without limiting the generality of the foregoing, the Borrower reaffirms all representations and warranties contained in Sections 2, 3 and 4 of the Loan Agreement as if such representations and warranties were being made as of the date of this Second Amendment.

6.         In all other respects the Loan Agreement, is hereby confirmed and ratified and all terms and provisions not amended hereby shall remain in full force and effect.

[END OF AMENDMENT EXCEPT FOR SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to the Loan Agreement to be duly executed and delivered by the proper and duly authorized officers effective as of the date first above written.

WITNESS:

SOVEREIGN BANK

By: s/ Gregory A. Popovich
Its Vice President
Gregory A. Popovich
Duly Authorized

BORROWER:
OMEGA FLEX, INC.

s/ Yolanda C. Hunnicutt	By: s/ Paul J. Kane
Its Vice President and Chief Financial Officer
Paul J. Kane
Duly Authorized